ASSETS PURCHASE AGREEMENT


This is an Assets Purchase Agreement dated as of January 9, 1998 (the "Agreement"), by and among (i) Caretenders Visiting Services of Southeast Florida, Inc., a Kentucky corporation (the "Buyer"), and (ii) Visiting Nurse Association of Palm Beach County, Inc., a Florida nonprofit corporation, Visiting Nurse Services of Palm Beach County, Inc., a Florida nonprofit corporation, Visiting Nurse Extracare, Inc., a Florida nonprofit corporation, and Visiting Nurse Corporation of South Florida, Inc., a Florida nonprofit corporation (individually a "Selling Party" and collectively, the "Selling Parties").

     Recitals

A. The Selling Parties are engaged in the business of operating a home health agency (the "Business") in Palm Beach, Broward, Indian River, Martin, St. Lucie, and Okeechobee Counties, Florida (the "Territory").

B. The Selling Parties are the holders of one or more licenses issued by the Agency for Health Care Administration of the State of Florida, Medicare provider agreements issued by the U.S. Department of Health and Human Services, and Medicaid provider agreements issued by the Agency for Health Care Administration of the State of Florida, all of which authorize the Seller to provide Medicare and Medicaid certified home health care services in the Territory (collectively, the "Licenses").

C. The Selling Parties desire to sell and the Buyer desires to purchase the assets used in the Business.

THE PARTIES, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

     Article 1 - Purchase and Sale of Assets

1.1 Purchased Assets. The Selling Parties hereby agree to sell, assign, transfer and convey to the Buyer, and the Buyer hereby agrees to purchase from the Selling Parties, all of the assets of the Selling Parties used in the Business (the "Purchased Assets"), other than the excluded assets described on
Schedule 1.1. The Purchased Assets include without limitation the following assets and properties:

(a) All furniture, fixtures, machinery, equipment and other tangible personal property, including such items as are described on Schedule 1.1(a), together with all manufacturers' warranties pertaining to the same, to the extent that such warranties may exist and be assignable;


(b) All of the Selling Parties' goodwill relating to the Business; all customer and patient lists and files, records and similar sales and marketing information in the Selling Parties' possession relating to the Business; medical records of the patients serviced by the Business and in the Selling Parties' possession; personnel records; and the Selling Parties' right and interest in the trade names, trademarks, trade secrets, licenses, know-how, specifications, literature, and all other intangible property which relate specifically to the Business, including without limitation all rights to the name "Visiting Nurse Association of Palm Beach County";

(c) All transferable Licenses, permits, licenses, certificates, authorizations, accreditations, orders, ratings and approvals of all federal, state, or local governmental or regulatory authorities which relate to the Business and which are held by the Selling Parties, but only to the extent the same are transferable, including without limitation any provider agreements relating to the Selling Parties' right to participate in the Medicare and Medicaid Programs, and all rights of the Selling Parties to reimbursement or other payments from HCFA for the period prior to the Closing Date;

(d) Any and all rights of the Selling Parties which by their terms are transferable and which arise under or pursuant to warranties, representations and guarantees made by suppliers in connection with the Purchased Assets;

(e) All accounts receivable arising out of the operation of the Business (the "Accounts Receivable"). The Selling Parties agree to reasonably cooperate with the Buyer, at the Buyer's expense, in connection with the Buyer's efforts to collect the Accounts Receivable. The Selling Parties agree to immediately remit to the Buyer any payments received after the Closing by any of the Selling Parties that constitute Accounts Receivable;

(f) All raw materials, supplies, packaging materials, purchased products, finished goods and all other goods, merchandise and materials owned by the Selling Parties; and

(g) The Selling Parties' real property leases at (i) 560 Village Boulevard #250, West Palm Beach, Florida, and (ii) 6600 North Andrews Avenue, Suite 250, Fort Lauderdale, Florida (collectively, the "Real Property Leases").

1.2   Assumed Liabilities.

(a) The Buyer will assume the following liabilities: (i) the accounts payable arising in the ordinary course of the Selling Parties' operation of the Business (the "Accounts Payable"), letters of credit and independent contractor obligations, all as described on Schedule 1.2(a); (ii) accrued payroll for services performed by the Selling Parties' employees in connection with the Business, including all related obligations for withholdings, all as described on Schedule 1.2(a); (iii) the promissory notes described on Schedule 1.2(a); (iv) prospective obligations under equipment leases for equipment included among the Purchased Assets; (v) prospective obligations under the Real Property Leases; (vi) any liabilities or obligations of the Selling Parties arising with respect to the Medicare provider agreements with the U.S. Department of Health and Human Services ("HCFA"), so long as those liabilities or obligations (A) arose in operation of the Business in the ordinary course, and (B) relate to the Selling Parties' 1995 through 1998 cost reporting periods; and (vii) up to $149,000.00 in the aggregate for expenses incurred by the Selling Parties with respect to the payment by the Selling Parties of paid time off to employees employed in the Business (collectively, the "Assumed Liabilities").

(b) Except for the Assumed Liabilities, the Selling Parties agree to retain, and the Buyer will have no obligation or liability with respect to, except as otherwise provided in this Agreement, any liabilities or obligations, actual or contingent, of the Selling Parties or the Business, or any claims by any person, firm or organization, arising out of any liabilities or obligations of the Selling Parties, or the operation of the Business prior to the Closing. The Selling Parties acknowledge that the Buyer is not assuming, nor is it responsible for the Selling Parties' liabilities and obligations under, the employment agreement with Ann Zielinski.

1.3 Assumed Contracts and Leases. The Buyer will assume (i) the Selling Parties' prospective obligations to provide services to the Selling Parties' patients, (ii) the Selling Parties' prospective obligations under the equipment leases referred to in paragraph 1.2(a)(iv), (iii) the Selling Parties' prospective obligations under the contracts described on Schedule 1.3, and (iv) the Selling Parties' prospective obligations under the Real Property Leases (collectively, the "Assumed Contracts").

1.4 Employees. Except for the Assumed Liabilities, the Selling Parties acknowledge that the Buyer is not purchasing, recognizing, assuming or otherwise acquiring any rights, obligations, assets or liabilities under, arising from or resulting from any employment agreement or arrangement in existence between the Selling Parties and any employee, or any person employed to consult with or perform services for the Selling Parties, or otherwise, except for the accrued payroll liability assumed pursuant to paragraph 1.2(a)(ii). The Selling Parties agree that the Buyer will not be obligated to hire any of the Selling Parties' employees, but that the Buyer, in its sole discretion, may hire some or all of such employees on such terms as the Buyer and the employees so hired may agree. The Buyer will not be responsible to the Selling Parties or to any current or former employee of the Selling Parties for any employee benefits (whether earned, accrued or vested) due to the Selling Parties' employees with respect to their employment prior to the Closing. The Buyer agrees that all employees of the Selling Parties hired by the Buyer and currently participating in a health insurance plan will be provided with health insurance coverage with any waiting period requirement waived. The Buyer agrees to make an offer of employment to Ann Zielinski, with the terms of such employment to be mutually agreeable terms.

1.5 Confidentiality, Nonsolicitation and Noncompetition Agreement. Each of the Selling Parties agrees to enter into a Confidentiality, Nonsolicitation and Noncompetition Agreement at or prior to the Closing, in the form of the Confidentiality, Nonsolicitation and Noncompetition Agreement attached as Annex A (the "Noncompetition Agreement").

1.6  Right to Use Name.   The name "Visiting Nurse" and all variations thereof
held by the Selling Parties is included among the Purchased Assets. Each of the Selling Parties agrees that, at the Buyer's expense, it will change its name to a name dissimilar to "Visiting Nurse" immediately after the Closing and will assign to the Buyer at the Closing all of its right, title and interest in and to the name "Visiting Nurse", provided, however, that the Selling Parties make no representation or warranty regarding the Selling Parties' right to the name "Visiting Nurse."

1.7 Release. The Buyer agrees to execute and deliver a Release of Visiting Nurse Foundation of Palm Beach County, Inc., in the form of the Release attached as Annex B (the "Release")

1.8 The Schedules. The parties are executing this Agreement prior to the delivery of the Selling Parties' Schedules. The Selling Parties agree to deliver complete Schedules to the Buyer on or before January 13, 1998. Upon delivery of the complete Schedules to the Buyer, the Buyer will have until the end of the first full business day after receipt of complete Schedules by UPS or Federal Express to accept the Schedules or reject the Schedules on the basis that such Schedules contain disclosure of material adverse facts that
were not previously disclosed to the Buyer by the Selling Parties   If the
Buyer notifies the Selling Parties in writing that the Buyer rejects the Schedules on such basis, then the obligations of the parties to this Agreement will terminate with the exception that the Selling Parties will be obligated to immediately return the Deposit in full to the Buyer. If the Buyer fails to notify the Selling Parties that the Buyer has rejected the Schedules on or before the third business day after receipt of such Schedules, then the Schedules will be deemed to be accepted by the Buyer.

     Article 2 - Purchase Price and Payment

2.1 Purchase Price. In consideration of the transfer of the Purchased Assets and the Business, the Buyer agrees to pay the following (collectively, the "Purchase Price") :

(a) $25,000.00 in cash upon execution of this Agreement, to be held by Quarles & Brady in its trust account (the "Deposit"). After the Closing, the Deposit will be used towards reimbursement of those expenses of the Selling Parties referred to in paragraph 2.3. Should the Closing not occur as a result of the material breach of this Agreement by the Buyer and (i) the Selling Parties have not materially breached this Agreement, and (ii) all conditions to the Buyer's obligation to close in Article 8 are satisfied prior to January 31, 1998 unless the failure to satisfy a condition was a result of the Buyer's breach of this Agreement, then the Selling Parties may retain the Deposit and the Selling Parties agree that the Buyer will have no further liability under or as a result of this Agreement; in all other cases, if the Agreement is terminated pursuant to Article 10 or otherwise, then the Selling Parties agree to immediately return the Deposit to the Buyer;

(b) The amount of any post-Closing payments by the Buyer to HCFA as payment for settlement of the Selling Parties' 1995 through 1997 cost reporting periods through and including the Closing Date. The Buyer acknowledges that the Selling Parties have previously received payments in the aggregate not more than $159,204.36 from HCFA with respect to the amounts reported on the Selling Parties' 1996 cost reports as being paid into the Selling Parties' employee profit sharing plan and that the Selling Parties have not contributed such amounts to the profit sharing plan. The Buyer agrees that it will assume the obligation to either pay, in its discretion, such amount to HCFA in reimbursement of the payments previously received by the Selling Parties, or to the Selling Parties' employees (subject to the Buyer's determination in its sole discretion that it will not be required to reimburse such amount to
HCFA).

(c)  The assumption of the Assumed Liabilities; and

(d)  The additional consideration described in paragraph 2.3.

2.2  Allocation of Purchase Price.   The Purchase Price will be allocated
among the Purchased Assets as set forth on Schedule 2.2. The Selling Parties and the Buyer agree that all tax and information returns will be prepared on a basis consistent with such allocation of the Purchase Price.

2.3 Additional Consideration. The Buyer agrees to reimburse the Selling Parties, upon the presentation of reasonable documentation, for the following expenses: (i) up to $50,000.00 in the aggregate of expenses incurred by the Selling Parties in connection with the winding up of the business operations of one or more of the Selling Parties; (ii) up to $50,000.00 in the aggregate of attorney's fees incurred by the Selling Parties through the Closing Date;
(iii) up to $25,000.00 in the aggregate of amounts reimbursed by the Selling Parties to state and local health care agencies (excluding HCFA) for liabilities arising out of the operation of the Business through the Closing Date; and (iv) the prorated expense amounts described on Schedule 2.3, which expenses shall have arisen in the ordinary course of the Selling Parties' business and with respect to which reasonable documentation will be provided to the Buyer prior to the Closing.

     Article 3 - The Closing

3.1 Time and Place. The closing ("Closing") will take place on or before January 31, 1998, on a date mutually agreed upon by the parties and upon satisfaction or waiver of each of the conditions to the parties' obligations to close (the "Closing Date")

3.2 Execution and Delivery of Documents by the Selling Parties and the Buyer.

(a) At the Closing, the Selling Parties will execute and deliver to the Buyer such conveyances, bills of sale, certificates of title, assignments, assurances and other instruments and documents as the Buyer may reasonably request in order to effect the sale, conveyance, and transfer of the Purchased Assets from the Selling Parties to the Buyer. Such instruments and documents must be sufficient to convey to the Buyer good title to the Purchased Assets. Also at the Closing, the parties will cause the Noncompetition Agreement to be executed and delivered.

(b) The Selling Parties agree that they will, from time to time after the Closing Date, take such additional action and execute and deliver such further documents as the Buyer may reasonably request in order to effectively sell, transfer and convey the Purchased Assets to the Buyer and to place the Buyer in position to operate and control all of the Purchased Assets.

(c) At the Closing, the Buyer will execute and deliver to the Selling Parties and to other appropriate parties such assignments, assumptions, undertakings and other instruments and documents as are necessary to effect the Buyer's assumption of the Assumed Liabilities and the Assumed Contracts. Also at the Closing, the Buyer will execute the Release.

     Article 4 - Representations and Warranties of the Selling Parties

     As a material inducement to the Buyer to enter into and perform this Agreement, each of the Selling Parties represents and warrants to the Buyer as follows:

4.1       Authority as to Execution.

(a) Each of the Selling Parties has full legal capacity to execute and deliver this Agreement and the Noncompetition Agreement, and to perform such Selling Party's respective obligations under this Agreement and the Noncompetition Agreement. This Agreement and the Noncompetition Agreement constitute valid and legally binding obligations of each of the Selling Parties, enforceable in accordance with their terms. The execution and delivery of this Agreement and the instruments called for by this Agreement by or on behalf of the Selling Parties and the consummation of the transactions contemplated hereunder and thereunder, subject to the terms of this Agreement, have each been duly authorized by all necessary corporate action, including the requisite Board of Director and shareholder approvals.

(b) Except as disclosed on Schedule 4.1, the execution and delivery of this Agreement and the Noncompetition Agreement, the consummation of the transactions contemplated hereby and thereby, and the performance and fulfillment of their respective obligations and undertakings hereunder and thereunder by the Selling Parties will not, (i) violate any provision of, or result in the breach of or accelerate or permit the acceleration of any performance required by the terms of, any contract, agreement, arrangement or undertaking to which any of the Selling Parties is a party or by which any of them may be bound; any judgment, decree, writ, injunction, order or award of any arbitration panel, court or governmental authority; or any applicable law, ordinance, rule or regulation of any governmental body; (ii) result in the creation of any claim, lien, charge or encumbrance upon any of the properties or assets (whether real or personal, tangible or intangible) of the Selling Parties; (iii) terminate or cancel, or result in the termination or cancellation of, any agreement or undertaking to which a Selling Party is a party; or (iv) in any way affect or violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any of the Selling Parties' permits or licenses.

(c) Each of the Selling Parties is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with full power and authority (corporate or otherwise) to execute, deliver and perform its obligations under this Agreement.

4.2 Dismissal of Bankruptcy Proceedings. The bankruptcy petitions of Visiting Nurse Association of Palm Beach County, Inc., Visiting Nurse Services of Palm Beach County, Inc. and Visiting Nurse Extracare, Inc. filed with the United States Bankruptcy Court for the Southern District of Florida, (Case Nos. 97-35478, 97-35479 and 97-35480) were dismissed on December 19, 1997 by the Court.

4.3 Environmental Standards. The Selling Parties have, to the best of the Selling Parties' knowledge, operated the Business in full compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in or required under the common law or any federal, state, local or foreign law, regulations, ordinances, permits, licenses, consent decrees, orders and clearances relating to pollution, the environment, or the use, storage, transportation or disposal of pollutants, dangerous substances, toxic substances, hazardous wastes, medical wastes, infectious wastes or hazardous substances (collectively, the "Environmental Laws").

4.4  Taxes.    The Selling Parties, to the best of the Selling Parties'
knowledge, has timely filed all federal, state, local and other tax returns and paid all taxes shown as due on such returns or otherwise due from, assessed against or owed by the Selling Parties solely with respect to the Purchased Assets or the Business, the failure of which returns to be filed or the failure of which taxes to be paid could result in a lien upon any of the Purchased Assets or with respect to which the Buyer could have successor
liability under applicable laws.   Present taxes which the  Selling Parties
are required by law to withhold or collect with respect to the Business have been, to the best of the Selling Parties' knowledge, withheld or collected and have been paid over to the proper governmental authorities or are properly held by the Selling Parties for such payment. No deficiency for any taxes or claim for additional tax assessment by any taxing authority, which if unsatisfied could result in a lien upon any of the Purchased Assets or could result in the Buyer incurring successor liability under applicable laws, has been, to the best of the Selling Parties' knowledge, proposed, asserted, or assessed against the Seller, nor have the Selling Parties granted any extension or waiver of any limitation period applicable to any tax claims relating to the Business which has not been closed.

4.5 Title. Except as described on Schedule 4.5, the Selling Parties have and will transfer to the Buyer at the Closing good title to all of the assets included among the Purchased Assets, free and clear of any mortgages, security interests, pledges, liens, claims or encumbrances. Except as disclosed on Schedule 1.1(a), none of the Purchased Assets are leased.

4.6  Property, Equipment and Operations.

(a)  The furniture, fixtures and equipment included in the Purchased
Assets are, in all material respects, in serviceable condition for their intended purposes in the operation of the Business, ordinary wear and tear
excepted.   The Purchased Assets are, to the best of the Selling Parties'
knowledge, all of the assets which are reasonably necessary for the operation of the Business by the Buyer.

(b) The Selling Parties have not, to the best of the Selling Parties' knowledge, caused or permitted any hazardous substance, as that term is now defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. 9601, et seq.), medical wastes or petroleum substances to be disposed on, under or at the premises of the Business, or any part thereof, and, to the best of the Selling Parties' knowledge, no part thereof has ever been used by the Selling Parties as a permanent storage or disposal site for any such hazardous substances, medical wastes, or petroleum substances.

4.7  Insurance.    The Selling Parties have provided the Buyer with a
true and correct list of all policies of insurance which insure the Purchased Assets or the Business, setting forth the types and amounts of coverage. The Selling Parties will use their best effort to ensure that such policies will remain in effect until the Closing Date. Schedule 4.7 is a true and correct list of all claims against such insurance policies during the past two years.

4.8 Disclosure. No representation or warranty made by the Selling Parties in this Agreement and no statement made in or any amount set forth on any schedule called for by and incorporated into this Agreement is false or misleading in any material respect or omits to state any fact necessary to make any such representation or statements not misleading in any material respect.

4.9 Governmental and Industrial Approvals. Except as described on Schedule 4.9, there are no permits, licenses, accreditations, authorizations, orders, ratings or approvals of any federal, state, local or foreign governmental or regulatory bodies necessary under current laws and regulations for the Selling
Parties' operation of the Business as presently conducted.    Except as
described on Schedule 4.9, the Licenses are in full force and effect and, to the best of the Selling Parties' knowledge, except as described on Schedule 4.9, (i) no default or violation exists under any of the Licenses, (ii) no suspension, notice of deficiency, or cancellation of any of the Licenses has been received or is threatened, and (iii) there is no reason to believe that but for the transaction contemplated by this Agreement on expiration the Licenses would not be renewed.

4.10 Compliance with Healthcare Regulations.  Except as disclosed on
Schedule 4.10, the Selling Parties have timely filed all requisite cost reports, claims and other reports required to be filed in connection with all state and Federal Medicare and Medicaid programs due on or before the date hereof, all of which to the best of the Selling Parties' knowledge, are complete and correct. True and correct copies of all such reports for the most recent fiscal years of the Selling Parties have been furnished to Buyer on or before the date hereof. Except as specifically described on Schedule 4.10, there are no claims, actions, appeals, reviews or audits pending before any commission, board or agency (including, without limitation, any intermediary or carrier, the Provider Reimbursement Review Board or the Administrator of the Health Care Financing Administration) with respect to any state or Federal Medicare or Medicaid cost reports or claims filed by the Selling Parties on or before the date hereof, or any pending disallowances by any commission, board or agency in connection with any audit of such cost reports, which could adversely or materially affect any of the Purchased Assets, the operation or the utility thereof, or the consummation of the transactions contemplated hereby, and the Selling Parties have made available to the Buyer true and correct copies of any such claims, actions or appeals.

4.11 Contracts and Commitments.   Except for the Real Property Leases
and the Assumed Contracts, and as described on Schedule 4.11, the Selling Parties are not a party to any contract or commitment relating to the Business, and neither the Business nor the Purchased Assets are the subject of any contract or commitment. Each of the Real Property Leases and the Assumed Contracts are valid and binding agreements of the parties to such contracts, and, to the best of the Selling Parties' knowledge, no party to the Real Property Leases or the Assumed Contracts is in default under such contracts.

4.12 No Violation of Law.   Except as disclosed on Schedule 4.12, the
Selling Parties are not in default or violation of, have received no notice of default or violation of, and have no knowledge of any fact or event which with the lapse of time or giving of notice would constitute a default or violation of any statute, ordinance, regulation, order, writ, injunction or decree of any court or governmental agency or authority applicable to the Business or the Purchased Assets.

4.13 Litigation.    Except as disclosed on Schedule 4.13, there are no
actions, suits or proceedings, pending, or, to the best of the Selling Parties' knowledge, after due inquiry, threatened before any court, commission, agency or other administrative authority against, or affecting the Business or the Purchased Assets and, after due inquiry, except as disclosed on Schedule 4.13, the Selling Parties are not the subject of any order or decree relating to or affecting the Business or the Purchased Assets other than those of general application.

4.14 Labor. There is no collective bargaining or other union contract relating to the Business to which the Selling Parties are a party. To the Selling Parties' knowledge, after due inquiry, there is not pending or threatened against the Selling Parties any grievance, labor dispute, organizational activity, union trouble, strike or work stoppage which materially affects or which may materially disrupt the Buyer or the Business. The Selling Parties have complied with all applicable laws, rules and regulations pertaining to the employment of labor, including those relating to wages, hours, collective bargaining and the payment of or withholding of taxes. The Selling Parties have withheld all amounts required by law or agreement to be withheld from the wages or salaries of the Business' employees and they are not liable for any arrears of wages or any tax or penalties for failure to comply with any of the foregoing.

4.15 Employment Contracts. Except for the employment agreement with Ann Zielinski, there are no written or oral contracts for employment of any personnel of the Business.

4.16 Employee Benefit and Retirement Plans. Except as disclosed on Schedule 4.16, the Selling Parties do not now maintain any "employee pension benefit plan" or any "employee welfare benefit plan" (as defined respectively in Section 3(2) and 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") on behalf of the Business's employees, and, except as disclosed on Schedule 4.16, the Selling Parties do not maintain any retirement plans, bonus arrangements, life insurance or medical insurance programs or any other fringe benefit arrangements (collectively "fringe benefit arrangements") for any employees whether written or unwritten.

4.17 Employees and Independent Contractors.   The Selling Parties have
provided the Buyer prior to the Closing Date with a true and correct list including the name, salary or compensation (including without limitation all commission, override or bonus arrangements), vacation and sick leave policies or other benefits, job description and original employment or contract date of all current employees and independent contractors of the Business based upon the most recently processed information, and the accrued and/or earned vacation time of all employees and, to the best of the Selling Parties' knowledge, the dates and information concerning any previous salary or compensation change or adjustment and the reasons therefor for each such current employee.

4.18 Worker's Compensation. Except as disclosed on Schedule 4.13, the Selling Parties are, to the best of the Selling Parties' knowledge, in full compliance with all worker's compensation laws with respect to the Business and have worker's compensation insurance coverage in full force and effect with respect to the Business, where any such non-compliance or lack of coverage would have a material adverse effect on the Buyer's ownership, possession or use of the Business or the Purchased Assets, or on the consummation of the transactions contemplated under this Agreement.

4.19 Adverse Action.  Except as described on Schedule 4.13 and Schedule
4.19, the Selling Parties have not received any written notice of any judicial or administrative action against the Selling Parties, the Business or the Purchased Assets.

4.20 Consents.   Except as described on Schedule 4.20, to the best of the
Selling Parties' knowledge, no consents, approvals or authorizations of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement by the Selling Parties and consummation by the Selling Parties of the transactions contemplated hereby.

4.21 Commissions. None of the Selling Parties has authorized any person to act in such a manner as to give rise to any valid claim against the Buyer for a brokerage commission, finder's fee, or similar payment as a result of the transactions contemplated under this Agreement. The Selling Parties will defend, indemnify and hold harmless the Buyer from any claim for commissions or fees alleged to have arisen from a contractual relationship or cooperation in connection with the transactions contemplated under this Agreement.

4.22 Licenses, Permits and Payment Programs. The Selling Parties have obtained and hold all required licenses, permits, certificates, and authorizations necessary for the Selling Parties to operate the Business as conducted prior to the Closing, except that the Medicaid provider agreements are currently pending and the Home Health Agency License is currently in process for renewal. A copy of each of the foregoing is attached to Schedule
4.22. The Business is certified for participation in, and is a party to valid provider agreements for payment by, the federal Medicare and Medicaid programs (the "Programs"). Except as described on Schedule 4.22, neither the Selling Parties nor the Business has received any notice of any pending, or to the best of Selling Parties' knowledge, any threatened investigations by, or loss of participation in, the Programs.

     Article 5 - Representations of the Buyer

As a material inducement to the Selling Parties to enter into this Agreement, the Buyer hereby represents and warrants to the Selling Parties as follows:

5.1 Authority as to Execution. The execution and delivery of this Agreement and the instruments called for by this Agreement by or on behalf of the Buyer and the consummation of the transactions contemplated hereunder and thereunder, subject to the terms of this Agreement, have each been duly authorized by all necessary corporate actions. This Agreement and each of the instruments called for by this Agreement will be a valid and binding obligation of the Buyer, each enforceable against the Buyer in accordance with their respective terms.

5.2 Organization and Corporate Authority. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky with full power and authority (corporate or otherwise) to execute, deliver and perform its obligations under this Agreement and the instruments called for by this Agreement. The Buyer is a member of the Caretenders Health Corp. consolidated group.

5.3 No Violation of Law; Other Agreements. Neither the execution and delivery of this Agreement or the instruments called for by this Agreement, nor consummation of the transaction herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof, will conflict with or violate any provision of law or of the Articles of Incorporation or Bylaws of the Buyer, or result in a violation or default in any provision or any regulation, order, writ, injunction or decree of any court or governmental agency or authority, or of any agreement or instrument to which the Buyer is a party or by which the Buyer is bound or subject.

5.4 Commissions. The Buyer has not authorized any person to act in such a manner as to give rise to any valid claim against the Selling Parties for a brokerage commission, finder's fee, or similar payment as a result of the transactions contemplated under this Agreement. The Buyer will defend, indemnify and hold harmless the Selling Parties from any claim for commissions or fees alleged to have arisen from a contractual relationship or cooperation in connection with the transactions contemplated under this Agreement.

5.5 Adequate Funds. The Buyer has adequate funds to pay the Purchase Price and otherwise perform the terms of this Agreement.

5.6  Consents.    To the best of the Buyer's knowledge, the consents listed
on Schedule 5.6 constitutes all of the consents required for the Buyer to close the transactions contemplated by this Agreement.

5.7 Due Diligence. In the course of the Buyer's examination of the Selling Parties' Business through the date of this Agreement, the Buyer has not become aware of any actions or liabilities of the Selling Parties that, to the best of the Buyer's knowledge, did not arise in the ordinary course of the Selling Parties business or would constitute health care fraud.

     Article 6 - Covenants of the Selling Parties

6.1 Conduct of Business. From the date of this Agreement until the Closing Date, the Selling Parties agree to operate the Business and otherwise conduct its business relating to the Business only in the ordinary course of business, and in substantial compliance with all statutory and regulatory requirements of any applicable federal, state or local authority, and agrees to enter into no material contract or other transaction relating to the Business other than in the ordinary course of business without the prior written consent of Buyer. Between the date hereof and the Closing Date, the Selling Parties agree to use their best efforts to retain their present employees and preserve the goodwill and business of their customers, suppliers, and others having business relations with them, and agree to conduct the financial operations of the Business in accordance with its existing business practices. From the date of this Agreement to the Closing Date, the Selling Parties agree to not do any of the following in connection with its ownership and operation the Business and the Purchased Assets without the Buyer's prior written consent:

(a) cancel or permit any insurance, bond, surety instrument or letter of credit to lapse or terminate, except in the ordinary course of business or
unless renewed or   replaced by like coverage;

(b) default in any respect under any loan, material contract, agreement, lease or commitment;

(c) enter into any contract, agreement, lease or other commitment, except in the ordinary course of business;

(d)  sell or agree to sell the Business or any of the Assets;

(e) hire any employees, increase any compensation to employees, enter into any employment arrangement, agreement or undertaking, or pay or promise to pay any fringe benefit, bonus or special compensation to employees, except in the ordinary course of business;

(f) impede the Buyer, its counsel, accountants and other representatives from reasonable access, during normal business hours and upon reasonable advance notice, to the Business and the Purchased Assets so that the Buyer may have the opportunity to investigate same; and

(g) encumber any of the Purchased Assets or incur any liabilities with respect to the Business, except in the ordinary course of business.

6.2 Sales, Etc. The Selling Parties agree to not sell, lease, remove or otherwise dispose of any of the Purchased Assets, which are located or used in the Business (except for retirements and replacements in the ordinary course of business, provided that all items which are retired or replaced are contemporaneously replaced by items of substantially equivalent value), or liquidate or dissolve.

6.3 Insurance. The Selling Parties agree to maintain the insurance described in Article 4.

6.4 Notice. From the date hereof to the Closing Date, the Selling Parties agree to promptly advise the Buyer of the occurrence of any governmental inspections, investigations, citations with respect to the Business or the Purchased Assets, and of which the Selling Parties have received written or oral notification.

6.5 Access to Personnel and Records. From the date of this Agreement until the Closing Date, the Selling Parties agree to give the Buyer, and the Buyer's counsel, accountants, consultants and other agents and representatives, reasonable access, during normal business hours and upon reasonable request, to its properties, books, contracts, commitments and records relating to the Assets and the operations of the Business.

6.6 Financial Information. The Selling Parties agree to provide the Buyer with such financial information available to the Selling Parties relating to the operations of the Business as the Buyer may reasonably request.

6.7 Collection Practices. The Selling Parties agree to not deviate from its current lawful practices with respect to the collection of accounts receivable from the Business's patients to the extent that any such change in collection practices would impair or adversely affect the Business's ability to continue its relationships with those patients after Closing.

6.8 Cooperation. From the date hereof to the Closing Date, each of the Selling Parties agrees to cooperate in good faith with the Buyer in order to obtain all governmental, regulatory and other third party consents and approvals which are necessary or desirable to consummate the transactions contemplated under this Agreement. Each of the Selling Parties agrees to cooperate fully with Buyer with respect to the Buyer's due diligence
investigation of the Selling Parties' Business.     Each of the Selling
Parties agrees to use its best efforts to cause each of the conditions to the Buyer's obligation to close the transactions contemplated by this Agreement set forth in Article 8 to be satisfied on or prior to the Closing Date.

6.9 Approval of Transfer. From the date hereof to the Closing Date, each of the Selling Parties agrees to use its best efforts, at the Buyer's expense, including the filing and submission of all necessary and appropriate applications and documents, to obtain the approvals and consents of all applicable governmental and regulatory authorities and the landlord, and any other third party identified as necessary in order to transfer the Purchased Assets to the Buyer.

6.10 Consents. Each of the Selling Parties agrees to use its best efforts to procure, at the Buyer's expense, the consents of any third parties necessary for the assignment to the Buyer of any contract, agreement or lease hereunder.

6.11 No-Shop Clause. From and after the date of the execution and delivery of this Agreement until the termination of this Agreement (unless the Closing Date is extended beyond such date by the parties), each of the Selling Parties agrees to not, without the prior written consent of the Buyer: (i) offer for sale any material portion of the Business or assets, (ii) solicit offers to buy all or any material portion of the Business, (iii) hold discussions with any party (other than the Buyer) looking toward such an offer or solicitation or looking toward a merger or consolidation of the Selling Parties, or (iv) enter into any agreement with any party (other than the Buyer) with respect to the sale or other disposition of any material portion of the Business or the Selling Parties' membership rights, or with respect to any merger, consolidation, or similar transaction involving the Selling Parties or the Selling Parties' membership rights.

     Article 7 - Covenants of the Buyer

7.1 Access to Records. For a period extending to the greatest of five years from and after the Closing Date, any longer period required by law, or the date of final settlement of cost reports for any period prior to the Closing Date, the Buyer agrees to retain the patient and medical records of the patients serviced by the Business on and prior to the Closing Date, and will give the Selling Parties, and the Selling Parties' counsel, accountants, consultants and other agents and representatives, full and complete access, during reasonable business hours and upon reasonable request.

7.2 Cooperation. From the date hereof until the Closing Date, the Buyer agrees to cooperate in good faith with the Selling Parties in order to obtain all governmental, regulatory and other third party consents and approvals which are necessary or desirable to consummate the transactions contemplated under this Agreement.

7.3 Approval of Transfer. From the date hereof until the Closing Date, the Buyer agrees to use its best efforts, including the filing and submission of all necessary and appropriate applications and documents, to obtain the approvals and consents of all applicable governmental and regulatory authorities and other third parties required or necessary in order to transfer the Purchased Assets to the Buyer.

     Article 8 - Conditions Precedent to the Buyer's Obligations

The Buyer's obligation to close is subject to the satisfaction of the following conditions before or at Closing, unless waived by the Buyer:

8.1 Representations and Warranties True at Closing. The representations, warranties and covenants made by the Selling Parties in this Agreement must be true in all material respects at and as of Closing as if made on and as of Closing.

8.2 Compliance with Agreement. The Selling Parties must have performed and complied with all of their covenants and obligations under this Agreement in all material respects which are to be performed or complied with by them before or at Closing.

8.3 The Selling Parties' Certificate. Each of the Selling Parties must have delivered to Buyer a certificate stating that (i) the representations, warranties and covenants made by the Selling Party in the Agreement are true in all material respects at and as of Closing as if made on and as of Closing, and (ii) the Selling Party has performed and complied with all of its covenants and obligations under this Agreement in all material respects which are to be performed or complied with by it before or at Closing.

8.4 Adverse Proceedings. As of the Closing Date, no suit, action, claim or governmental proceeding is pending or threatened against, and no order, decree or judgment of any court, agency or other governmental authority has been rendered against the parties or any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms or otherwise have a material adverse effect on the Buyer's ownership, use or enjoyment of the Purchased Assets.

8.5 Approvals. Except for various equipment lessor consents, all necessary material federal, state and local governmental and regulatory and other third party consents, waivers, and other approvals or determinations required to be obtained with respect to the sale and/or transfer of the Purchased Assets to the Buyer and Buyer's operation of the Business thereafter must have been obtained (including without limitation approval from HCFA and the Health Care Administrator of the State of Florida), with the form and substance of such consents, etc. satisfactory to the Buyer in its sole discretion.

8.6 Closing Documents. The documents required to be delivered by the Selling Parties to the Buyer pursuant to this Agreement must be executed in a form reasonably acceptable to the Buyer.

     Article 9 - Conditions Precedent to the Selling Parties' Obligations

The Selling Parties' obligation to close is subject to the satisfaction of the following conditions prior to or at Closing, unless waived by the Selling
Parties:

9.1 Representations and Warranties True at Closing. The representations and warranties made by the Buyer in this Agreement must be true in all material respects at and as of Closing with the same effect as though such representations and warranties had been made or given on and as of Closing.

9.2 Compliance with Agreement. The Buyer must have performed and complied with all its covenants and obligations under this Agreement in all material respects which are to be performed or complied with by it before or at the Closing.

9.3 Buyer's Certificate. The Buyer must have delivered to the Selling Parties a certificate stating that (i) the representations, warranties and covenants made by the Buyer in the Agreement are true at and as of Closing as if made on and as of the Closing, and (ii) the Buyer has performed and complied with all of its covenants and obligations under this Agreement in all material respects which are to be performed or complied with by it before or at Closing.

9.4 Adverse Proceedings. As of the Closing Date, no suit, action, claim or governmental proceeding is pending against, and no order, decree or judgment of any court, agency or other governmental authority has been rendered against the parties or any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

9.5 Approvals. All necessary federal, state and local governmental and regulatory and other third party consents, waivers, and other approvals and determinations required to be obtained with respect to the sale and/or transfer of the Assets to the Buyer must have been obtained.

9.6 Closing Documents. The documents required to be delivered by the Buyer to the Selling Parties pursuant to this Agreement must be executed and delivered in a form reasonably acceptable to the Selling Parties.

     Article 10 - Termination of Agreement

10.1 Termination.

(a) This Agreement and the transactions contemplated hereby may be terminated or abandoned at any time before the Closing Date:

     (i)    by mutual consent of the Selling Parties and the Buyer;

     (ii) by the Buyer, if there has been a material misrepresentation in this Agreement by the Selling Parties, or a material breach by the Selling Parties of any of their warranties or covenants set forth herein, or an uncured failure of any condition to which the obligations of the Buyer are subject; or

     (iii) by the Selling Parties, if there has been a material misrepresentation in this Agreement by the Buyer, or a material breach by the Buyer of any of the warranties or covenants of the Buyer set forth herein, or an uncured failure of any condition to which the obligations of the Selling Parties are subject.

(b) This Agreement will be terminated if Closing does not occur on or before January 31, 1998, unless extended by mutual agreement of the parties.

     Article 11 - Indemnification

11.1 Survival of Representations and Warranties. All of the representations, warranties and covenants and indemnities made by the Selling Parties and the Buyer under this Agreement will survive the closing of the transactions contemplated by this Agreement.

11.2 Indemnification of the Buyer

(a) General. Each of the Selling Parties, jointly and severally, will indemnify, defend and hold the Buyer harmless from and against, and reimburse the Buyer on demand for, any damage, loss, cost or expense (including reasonable attorneys' fees) incurred by the Buyer resulting from (i) any breach of the Selling Parties' representations, warranties or covenants in this Agreement, or from any misrepresentation in, or omission by the Selling Parties under this Agreement, (ii) any brokerage or similar fee due to any agent of the Selling Parties, (iii) the failure to operate the Business in full compliance with all Environmental Laws, (iv) any federal, state or local tax liability or obligation arising with respect to the Selling Parties or the operation of the Business prior to the Closing Date (other than withholding taxes included among the Assumed Liabilities), and (v) any liability of the Selling Parties not included among the Assumed Liabilities or obligation under the Assumed Contracts arising prior to the Closing Date.

(b) Audits, Investigations, Refund Obligations and Other Pre-Closing Liabilities. Each of the Selling Parties, jointly and severally, will indemnify, defend and hold the Buyer harmless from and against, and reimburse the Buyer on demand for, any actual damage, loss, cost, refund obligation, or expense (including reasonable attorneys' fees incurred in defending any claim for such damage, loss, cost or expense) resulting from, or in any way related to, any of the following: (i) any audit or investigation by Medicaid or federal Medicare authorities or third party payors concerning the operation of the Business by the Selling Parties before Closing or any amounts paid to the Selling Parties before Closing; (ii) any assessment, adjustments, suspensions or offsets made against the Buyer or the Assets as a result of such an audit or investigation; (iii) any costs of defense of, and any judgment against the Buyer with respect to, any litigation relating to the operation of the Business before Closing; (iv) any mortgage, security interest, lease, obligation, claim, liability, debt, lien, charge or encumbrance relating to matters prior to Closing asserted against the Purchased Assets; and (v) any other personal liability, property damage, personal injury, cost, claim, expense or assessment asserted against the Buyer or the Purchased Assets as a result of, or with respect to, the operation of the Business before the Closing, except that notwithstanding any of the foregoing, the Selling Parties will have no liability under this paragraph 11.2 with respect to the Assumed Liabilities, or prospective obligations under the Assumed Contracts.

11.3 Indemnification of the Selling Parties. The Buyer will indemnify and hold the Selling Parties harmless against, and reimburse the Selling Parties on demand for, any actual damage, loss, cost or expense (including reasonable attorneys' fees) incurred by the Selling Parties resulting from (i) any breach of the Buyer's representations, warranties, or covenants contained in this Agreement, or from any misrepresentation in, or omission by the Buyer under this Agreement, (ii) any brokerage or similar fee due to any agent of the Buyer, and (iii) any liability included among the Assumed Liabilities or prospective obligation under the Assumed Contracts.

11.4 Notice of Claim. If any claim is made against a party hereto that, if sustained, would give rise to a right of indemnity under this Article 11, the party having the claim made against it ("Indemnitee") will give the other party ("Indemnitor") notice thereof (specifying the nature and amount of the claim and giving Indemnitor the right to contest the claim) within 15 days of becoming aware of such claim ("Notice of Claim").

11.5 Right to Contest. Indemnitee agrees to afford Indemnitor the opportunity, at Indemnitor's own expense, to assume the defense or settlement of any such claim, with its own counsel. In connection therewith, the Indemnitee agrees to cooperate fully to make available all pertinent information under its control and will have the right to join in the defense, at its own expense, with its own counsel. If Indemnitor does not elect to undertake the defense of a claim on the terms provided below, Indemnitee will be entitled to undertake the defense or settlement of the claim at the expense of and for the account and risk of Indemnitor. Indemnitor will have the right to assume the entire defense of a claim hereunder provided that (i) Indemnitor gives written notice of such desire (the "Notice of Defense") to Indemnitee within 15 days after Indemnitor's receipt of the Notice of Claim; (ii) Indemnitor's defense of such claim will be without cost to Indemnitee or prejudice to Indemnitee's rights under this Article 11; (iii) counsel chosen by Indemnitor to defend such claim must be reasonably acceptable to Indemnitee; and (iv) Indemnitor must bear all costs and expenses in connection with the defense and settlement of such claim; (v) Indemnitee will have the right to receive periodic reports from Indemnitor and Indemnitor's counsel; and (vi) Indemnitor will not, without Indemnitee's written consent, settle or compromise any claim or consent to any entry of judgment which does not include the unconditional release by claimant or plaintiff of all liability with respect to the claim.

     Article 12 - Other Provisions

12.1 Further Assurances. The parties agree to execute and deliver any and all papers and documents which may be reasonably necessary to carry out the terms of this Agreement.

12.2 Entire Agreement; Amendment. All schedules to this Agreement are deemed to be incorporated into and made part of this Agreement. This Agreement together with the schedules, contains the entire agreement between the parties and there are no agreements, representations, or warranties which are not set forth herein. This Agreement may not be amended or revised except by a writing signed by both parties hereto.

12.3 Binding Effect; Assignment. This Agreement is binding upon and inures to the benefit of the parties and their respective successors and assigns; provided, however, that other than an assignment by the Buyer of its rights under this Agreement to an affiliate of the Buyer which does not relieve the Buyer of its obligations under this Agreement, neither this Agreement nor any rights hereunder are assignable nor transferable without the prior written consent of the other party. This Agreement is not intended and must not be construed to create any rights in any parties other than the Buyer and the Selling Parties and no person may assert any rights as a third party beneficiary.

12.4 Separate Counterparts. This Agreement may be executed in several identical counterparts, all of which when taken together constitutes but one instrument, and it will not be necessary in any court of law to introduce more than one executed counterpart in proving this Agreement. This Agreement may be executed and delivered by fax counterpart signatures, and upon exchange of fax counterpart signatures, this Agreement will be binding upon the parties.

12.5 Transaction Costs. Except as provided for in paragraph 2.3, each party to this Agreement agrees to be responsible for its own costs for any legal, accounting and other services, if any, attendant to the transactions contemplated by this Agreement. Each party hereto agrees to indemnify and hold the other party harmless from any claim or demand for commission or other compensation by any broker, finder or similar agent, whether or not a current or former employee of such party, claiming to have been employed by such party in connection with the transactions contemplated by this Agreement and to bear the cost of legal expenses incurred in defending against any such claim. The Buyer will bear the cost of transfer of the Licenses and any regulatory approvals necessary to complete the transaction.

12.6 Notices. Any notice, request, instruction or documents required or permitted hereunder must be in writing and will be deemed given if delivered personally or by certified mail, U.S. mail, national recognized overnight courier service or sent by telex, telecopy or other telecommunication device capable of creating a written record (and promptly confirmed by hard copy delivery) to a party at the address set forth below:

     (i)  If to the Selling Parties:
          Hodgson, Ross, Andrews, Woods & Goodyear LLP
          2000 Glades Road, Suite 400
          Boca Raton, Florida 33431
          Fax: (561) 394 3862
          Attn: Chairman of the Board


          With a copy to:

          Quarles & Brady
          One Lincoln Place
          1900 Glades Road, Suite 280
          Boca Raton, Florida 33431
          Fax: (561) 368-1996
          Attn: Ned R. Nashban

    (ii)  If to the Buyer:

          100 Mallard Creek Road
          Suite 400
          Louisville, Kentucky  40207
          Fax:  (502) 891-8067
          Attn:  President

          With a copy to:

          Brown, Todd & Heyburn PLLC
          3200 Providian Center
          Louisville, Kentucky 40202-3363
          Fax: (502) 581-1087
          Attn: Scott W. Dolson

unless and until notice of another or different address is given as provided herein.

12.7 Severability. The provisions of this Agreement are severable, and the invalidity of any provision will not affect the validity of any other provision.

12.8 Captions. The captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

12.9 Gender. All pronouns used herein will include both the masculine and feminine gender as the context requires.
12.10 Governing Law; Joint Preparation. The execution, interpretation, and performance of this Agreement will be governed by the laws of the Commonwealth of Kentucky, without regard to or application of its conflicts of law principles. This Agreement is deemed to have been prepared jointly by the parties. Any ambiguity in this Agreement will not be interpreted against either party and will be interpreted as if each of the parties hereto had prepared this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

CARETENDERS VISITING SERVICES OF                            SOUTHEAST FLORIDA,
INC.


By_______________________________________

Title:_____________________________________


VISITING NURSE ASSOCIATION OF PALM
BEACH COUNTY, INC.


By_______________________________________

Title:_____________________________________


VISITING NURSE SERVICES OF PALM
BEACH COUNTY, INC.


By_______________________________________

Title:_____________________________________


VISITING NURSE EXTRACARE, INC.


By_______________________________________

Title:_____________________________________


VISITING NURSE CORPORATION OF SOUTH
FLORIDA, INC.


By_______________________________________

Title:_____________________________________

     LIST OF ANNEXES AND SCHEDULES


Annex A - Noncompetition Agreement
Annex B - Release

Schedule 1.1 - Excluded Assets
Schedule 1.1(a) - List of Equipment, Etc.; Leased Assets
Schedule 1.2(a) - Assumed Liabilities
Schedule 1.3 - Assumed Contracts
Schedule 2.2 - Allocation of Purchase Price
Schedule 2.3 - Prorated Expenses
Schedule 4.1 - Authority
Schedule 4.5 - Liens
Schedule 4.7 - Insurance
Schedule 4.9 - Governmental Approvals
Schedule 4.10 - Regulatory Compliance
Schedule 4.11 - Contracts
Schedule 4.12 - Violations of Law
Schedule 4.13 - Litigation
Schedule 4.16 - ERISA Matters
Schedule 4.19 - Adverse Actions
Schedule 4.20 - Consent
Schedule 4.22 - Licenses, Etc.